THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PERSON CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD CONSULT WITH HIS, HER OR ITS LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”), dated as of ______________, 2013 (the “Agreement”), is entered into by and between the undersigned subscriber, (the “Subscriber”) and Staffing 360 Solutions, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Company is conducting a “best efforts” offering of up to 400 units (the “Units”) at an offering price of $25,000 per Unit (the “Offering Price”) for an aggregate offering amount of $10,000,000 (the “Offering”);

WHEREAS, each Unit consists of: (i) 25,000 shares (the “Shares”) of Company common stock, par value $0.00001 per share (“Common Stock”) and (ii) a warrant (the “Warrants”) to purchase 12,500 shares of Common Stock (the “Warrant Shares”) at an exercise price of $2.00 per Warrant Share, with each such Warrant exercisable until November 15, 2016 (the Units and underlying Shares, Warrants and Warrant Shares, collectively, the “Securities”); and

WHEREAS, Subscriber desires to purchase the Securities for the Purchase Price (as defined below), and the Company desires to sell the Securities to the Subscriber for the Purchase Price.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Subscriber and the Company agree as follows:

1.           Purchase and Sale of the Securities.

(a)          The Company hereby agrees to issue and to sell to Subscriber, and Subscriber hereby agrees to purchase from the Company, the Securities as indicated above.

(b)          Subscriber has hereby delivered and paid concurrently herewith the aggregate purchase price set forth on the signature page hereof in an amount required to purchase and pay for the Units subscribed for hereunder (the “Purchase Price”), which amount has been paid in U.S. Dollars by wire transfer or check, subject to collection, to the order of “Staffing 360 Solutions, Inc.”

(c)          Registration Rights of Shares. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for security holders of the Company for their account (or by the Company and by security holders of the Company), other than a registration statement (i) filed in connection with an offering of securities to employees or directors of the Company pursuant to any employee stock option or other benefit plan, (ii) filed on Form S-4 or S-8 or any successor to such forms, (iii) for an exchange offer or offering of securities solely to the Company’s existing security holders, (iv)  for a dividend reinvestment plan, or (v) solely in connection with a merger, share capital exchange, asset acquisition, share purchase, reorganization, amalgamation, subsequent liquidation, or other similar business transaction that results in all of the Company’s shareholders having the right to exchange their common stock for cash, securities or other property of a non-capital raising bona fide business transaction, then the Company shall (x) give written notice of such proposed filing to the holders of the Shares and Warrant Shares as soon as practicable but in no event less than three (3) business days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holder of the Shares and Warrant Shares in such notice the opportunity to register the sale of such number of the Shares and Warrant Shares as such holders may request in writing within three (3) business days following receipt by such holder of such notice (a “Piggy-Back Registration”), provided, however, the holder of the Shares and Warrant Shares shall only be entitled to one Piggy-Back Registration right. The Company shall include in such registration statement such Shares and Warrant Shares that are requested to be included therein within three (3) business days after the receipt by such holder of any such notice, on the same terms and conditions as any similar securities of the Company. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of the Shares and Warrant Shares, and (x) in the case of a determination not to register, shall be relieved of its obligation to register any Shares in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Shares and Warrant Shares for the same period as the delay in registering such other securities. If the offering pursuant to a Piggy-Back Registration is to be an underwritten offering, then the holder making a request for its Shares and Warrant Shares to be included therein must permit the sale or other disposition of such Shares and Warrant Shares in accordance with the intended method(s) of distribution thereof. The holder of the Shares and Warrant Shares proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration and the holder of the Shares and Warrant Shares shall be responsible for any fees or commissions due to such underwriters in connection with the sale of such Shares and Warrant Shares.

(i)          Reduction of Offering. If the managing underwriter or underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holder of Shares and Warrant Shares in writing that the dollar amount or number of the Common Stock which the Company desires to sell, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of the Shares and Warrant Shares, the Shares and Warrant Shares as to which registration has been requested under this section, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other securityholders of the Company, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in any such registration:

(1)         If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock that the Company desires to sell; and (B) to the extent of the Maximum Number of Securities, the shares of Common Stock, pro-rata among holders, for the account of any persons, including investors in this Offering for which the Company is obligated to register pursuant to contractual piggy-back registration rights such as in this Agreement.

(ii)         Withdrawal. Any holder of Shares and Warrant Shares may elect to withdraw such holder’s request for inclusion of the Shares and Warrant Shares in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the registration statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the registration statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of the Shares and Warrant Shares in connection with such Piggy-Back Registration.

(iii)        Limitations on Piggy-Back Registration Rights.  The Piggy-Back Registration Rights granted pursuant to this Section shall expire upon the date such Shares and Warrant Shares are eligible for sale without registration pursuant to Rule 144.  Further, the Company has the right to exclude the holder of the Shares and Warrant Shares from any registration statement in the event the Company is contractually obligated to exclude such securities. Furthermore, in the event that the registration statement covers shares of the Company, the Company, or the underwriter shall have a right to require the Holders to a six (6) month lock-up period from the date of effectiveness of the registration statement.

(iv)        Obligations of the Buyer.  In connection with any registration statement utilized by the Company to satisfy the registration rights pursuant to this section, the Buyer agrees to cooperate with the Company in connection with the preparation of the registration statement, and Buyer agrees that it will (i) respond within three (3) Business Days to any written request by the Company to provide or verify information regarding the holder or his Shares or Warrant Shares (including the proposed manner of sale) that may be required to be included in such registration statement and related prospectus pursuant to the rules and regulations of the Securities and Exchange Commission, and (ii) provide in a timely manner information regarding the proposed distribution by the holder of the Shares and Warrant Shares and such other information as may be requested by the Company from time to time in connection with the preparation of and for inclusion in the registration statement and related prospectus.

(d)          For a period of 2 years from the final closing of this Offering, the Shares sold in this Offering will be subject to “full ratchet” anti-dilution protection for subsequent offering of securities for the sale the Company’s Common Stock (or securities convertible into shares of Common Stock) at less than $1.00, provided, however, unless the financing is in the form of a SEC registered offering. Specifically, in the event the Company sells any shares of Common Stock or securities convertible into shares of Common Stock below $1.00, then the investor is entitled to receive such shares as they would have received in this Offering had they purchase price in this Offering been equal to the purchase at which the Company is then offering the securities (less such shares received in this Offering), subject to a floor of $.80. This full ratchet protection is only available to the investor in this Offering and such anti-dilution protection is not transferrable.

(e)          For the longer of (i) one year following the final closing of this Offering or (ii) as long as a majority of the Shares issued at the closing of this Offering are held by the initial investors in this Offering, each investor in this Offering shall have a right to participate, on a pro rata basis based on the percentage of Units purchased in this Offering by such Investor, in any future equity capital raise undertaken by the Company, up to an aggregate amount equal to the amount raised in this Offering.

2.           Representations and Warranties of Subscriber. Subscriber represents and warrants to the Company as follows:

(a)          Subscriber is an “accredited investor” as defined by Rule 501 under the Securities Act of 1933, as amended (the “Act”), and Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Securities and has the ability and capacity to protect Subscriber’s interests.

(b)          Subscriber understands that the Securities have not been registered. Subscriber understands that the sale of Securities to Subscriber will not be registered under the Act on the ground that the issuance thereof is exempt under Section 4(2) of the Act as a transaction by an issuer not involving any public offering and that, in the view of the United States Securities and Exchange Commission (the “SEC”), the statutory basis for the exception claimed would not be present if any of the representations and warranties of Subscriber contained in this Subscription Agreement are untrue or, notwithstanding the Subscriber’s representations and warranties, the Subscriber currently has in mind acquiring any of the Securities for resale upon the occurrence or non-occurrence of some predetermined event.

(c)          Subscriber acknowledges and understands that the Securities are being purchased for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing the Securities made in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.

(d)          Subscriber acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. Subscriber is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of common stock purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the common stock, the availability of certain current public information about the Company. In the event that the Company determines to register the Securities under the Act, Subscriber agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a registration statement, unless such Subscriber notifies the Company in writing of Subscriber’s election to exclude all of Subscriber’s Securities from the registration statement. Upon effectiveness of the registration statement, Subscriber further agrees that it will comply with the prospectus delivery requirements of the Act as applicable to it in connection with sales of Securities pursuant to such registration statement.

(e)          Subscriber acknowledges that Subscriber has had the opportunity to ask questions of, and receive answers from the Company or any person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Subscriber. In connection therewith, Subscriber acknowledges that Subscriber has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any person acting on its behalf. Subscriber has had the opportunity to review the Company’s filings with the SEC, including the Form 10-K for the year ended May 31, 2013 (the “SEC Reports”) and Subscriber has received and reviewed the Subscription Booklet, and all the information, both written and oral, that it desires. Without limiting the generality of the foregoing, Subscriber has been furnished with or has had the opportunity to acquire, and to review, all information (including copies of all of the Company’s publicly available documents on the EDGAR system maintained by the SEC at http://www.sec.gov/edgar/searchedgar/webusers.htm and the SEC Reports), both written and oral, that it desires with respect to the Company’s business, management, financial affairs and prospects. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigations and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this paragraph and Subscriber has not relied on any other representations or information.

(f)           Subscriber has all requisite legal and other power and authority to execute and deliver this Subscription Agreement and to carry out and perform Subscriber’s obligations under the terms of this Subscription Agreement. This Subscription Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

(g)          Subscriber has carefully considered and has discussed with Subscriber’s professional legal, tax, accounting and financial advisors, to the extent Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Subscription Agreement for Subscriber’s particular federal, state, local and foreign tax and financial situation and has determined that this investment and the transactions contemplated by this Subscription Agreement are a suitable investment for Subscriber. Subscriber relies solely on such advisors and not on any statements or representations of the Company or any of its agents. Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

(h)         This Subscription Agreement does not contain any untrue statement of a material fact concerning Subscriber.

(i)          There are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber’s properties before any court or governmental agency (nor, to Subscriber’s knowledge, is there any threat thereof) which would impair in any way Subscriber’s ability to enter into and fully perform Subscriber’s commitments and obligations under this Subscription Agreement or the transactions contemplated hereby.

(j)          The execution, delivery and performance of and compliance with this Subscription Agreement, and the issuance of the Securities will not result in any material violation of, or conflict with, or constitute a material default under, any of Subscriber’s articles of incorporation or bylaws, if applicable, or any of Subscriber’s material agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Subscriber or the Securities.

(k)          Subscriber acknowledges that the Securities are speculative and involve a high degree of risk and that Subscriber can bear the economic risk of the purchase of the Securities, including a total loss of its investment.

(l)           Subscriber fully understands that a portion of the proceeds from this Offering will be used for the repayment of certain 12% Promissory Notes issued in an offering that commenced October 22, 2013 unless such notes all converted into this Offering in accordance with their terms, the potential acquisition of future staffing companies and general working capital of the Company.

(m)         Subscriber recognizes that no federal, state or foreign agency has recommended or endorsed the purchase of the Securities.

(n)          Subscriber is aware that the Securities are and will be, when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Act.

(o)          Subscriber understands that any and all certificates representing the Securities and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend or one substantially similar thereto, which Subscriber has read and understands:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

(p)         In addition, the certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear such legend as may be required by the securities laws of the jurisdiction in which Subscriber resides.

(q)         Because of the restrictions imposed on resale, Subscriber understands that the Company shall have the right to note stop-transfer instructions in its stock transfer records, and Subscriber has been informed of the Company’s intention to do so. Any sales, transfers, or any other dispositions of the Securities by Subscriber, if any, will be in compliance with the Act.

(r)          Subscriber acknowledges that Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision.

(s)          Subscriber represents that (i) Subscriber is able to bear the economic risks of an investment in the Securities and to afford the complete loss of the investment; and (ii) (A) Subscriber could be reasonably assumed to have the capacity to protect its own interests in connection with this subscription; or (B) Subscriber has a pre-existing personal or business relationship with either the Company or any affiliate thereof of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this subscription.

(t)          Subscriber further represents that the address set forth below is his/her principal residence (or, if Subscriber is a company, partnership or other entity, the address of its principal place of business); that Subscriber is purchasing the Securities for Subscriber’s own account and not, in whole or in part, for the account of any other person; Subscriber is purchasing the Securities for investment and not with a view to resale or distribution; and that Subscriber has not formed any entity for the purpose of purchasing the Securities.

(u)          Subscriber understands that the Company shall have the unconditional right to accept or reject this subscription, in whole or in part, for any reason or without a specific reason, in the sole and absolute discretion of the Company (even after receipt and clearance of Subscriber’s funds). This Subscription Agreement is not binding upon the Company until accepted by an authorized officer of the Company. In the event that the subscription is rejected, then Subscriber’s subscription funds will be returned without interest thereon or deduction therefrom.

(v)         Subscriber has not been furnished with any oral representation or oral information in connection with the Offering of the Securities that is not in this Subscription Booklet.

(w)         No representations or warranties have been made to Subscriber by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Securities, Subscriber is not relying upon any representations other than those contained in this Subscription Agreement. Subscriber further acknowledges that the Company is a publicly reporting company and that additional information about the Company can be retrieved from the SEC’s website.

(x)          Subscriber represents and warrants, to the best of its knowledge, unless previously disclosed to the Company or its counsel, that no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Subscription Agreement.

(y)         Subscriber represents and warrants that he, she or it is not an affiliate of the Company.

(z)          Subscriber understands that there is no minimum amount which must be raised before the Company holds an initial closing of this Offering and that the Company will not have enough money to implement its business plan unless it raises a substantial percentage of the Offering amount. Subscriber acknowledges that if the Company does not raise a substantial percentage of the Offering amount, it will lead to the complete loss of Subscriber’s investment.

3.           Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to Subscriber as follows:

(a)          The Company will be duly organized and will validly exist as a corporation in good standing under the laws of Nevada.

(b)          The Company has all such corporate power and authority to enter into, deliver and perform this Subscription Agreement.

(c)          All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Subscription Agreement by the Company, and the issuance and sale of the Securities to be sold by the Company pursuant to this Subscription Agreement. This Subscription Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

4.           Indemnification. Subscriber agrees to indemnify and hold harmless the Company, its shareholders, officers, directors, employees, promissory noteholders (if applicable) and affiliates, and any person acting on behalf of the Company, from and against any and all damage, loss, liability, cost and expense (including reasonable attorneys’ fees and court costs) which any of them may incur by reason of the failure by Subscriber to fulfill any of the terms and conditions of this Subscription Agreement, or by reason of any breach of the representations and warranties made by Subscriber herein, or in any other document provided by Subscriber to the Company. All representations, warranties and covenants of each of Subscriber and the Company contained herein shall survive the acceptance of this subscription.

5.           Miscellaneous.

(a)          Subscriber agrees not to transfer or assign this Subscription Agreement or any of Subscriber’s interest herein and further agrees that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.

(b)          Subscriber agrees that Subscriber cannot cancel, terminate, or revoke this Subscription Agreement or any agreement of Subscriber made hereunder, and this Subscription Agreement shall survive the death or legal disability of Subscriber and shall be binding upon Subscriber’s heirs, executors, administrators, successors, and permitted assigns.

(c)          Subscriber has read and has accurately completed this entire Subscription Agreement.

(d)          This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a written execution by all parties.

(e)          Subscriber acknowledges that it has been advised to consult with its own attorney regarding this subscription and Subscriber has done so to the extent that Subscriber deems appropriate.

(f)           Any notice or other document required or permitted to be given or delivered to Subscriber shall be in writing and sent (i) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid).

If to the Company, at:

Staffing 360 Solutions, Inc.

641 Lexington Avenue

Suite 1526

New York, New York 10022

with a copy to:

Ellenoff Grossman & Schole LLP

150 East 42nd Street, 11th Floor

New York, New York 10017

Attention: Sarah Williams, Esq.

or such other address as it shall have specified to Subscriber in writing.

(g)          Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and Subscriber, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

(h)          This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts to agreements entered into and to be performed in New York by and between residents of New York, and shall be binding upon Subscriber, Subscriber’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

(i)           If any provision of this Subscription Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(j)           The parties understand and agree that money damages would not be a sufficient remedy for any breach of the Subscription Agreement by the Company or Subscriber and that the party against which such breach is committed shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by either party of the Subscription Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.

(k)          All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

(l)          This Subscription Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

__________________________	X $25,000 for each Unit	= $_____________________.
Number of Units subscribed for		Aggregate Purchase Price

Manner in which Title is to be held (Please Check One):

1.	___	Individual	7.	___	Trust/Estate/Pension or Profit Sharing Plan Date Opened:______________

2.	___	Joint Tenants with Right of Survivorship	8.	___	As a Custodian for ________________________________ Under the Uniform Gift to Minors Act of the State of ________________________________

3.	___	Community Property	9.	___	Married with Separate Property

4.	___	Tenants in Common	10.	___	Keogh

5.	___	Corporation/Partnership/ Limited Liability Company	11.	___	Tenants by the Entirety

6.	___	IRA	12.	___	Foundation described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN:

• INDIVIDUAL SUBSCRIBERS MUST COMPLETE PAGE 11

• SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE PAGE 12

EXECUTION BY NATURAL PERSONS

_________________________________________________________________________________________ Exact Name in Which Title is to be Held

Name (Please Print)	Name of Additional Subscriber

Residence: Number and Street	Address of Additional Subscriber

City, State and Zip Code	City, State and Zip Code

Social Security Number	Social Security Number

Telephone Number	Telephone Number

Fax Number (if available)	Fax Number (if available)

E-Mail (if available)	E-Mail (if available)

(Signature)	(Signature of Additional Subscriber)

*If Subscriber is a Registered Representative with a FINRA member firm, have the following acknowledgement signed by the appropriate party:
The undersigned FINRA member firm acknowledges receipt of the notice required by Rule 3050 of the FINRA Conduct Rules

ACCEPTED this ____ day of __________ 2013, on behalf of Staffing 360 Solutions, Inc.
Name of FINRA Firm

By:	By:
Name:	Name:
Title:	Title:

EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY

(Corporation, Partnership, Trust, Etc.)

_________________________________________________________________________________________

Name of Entity (Please Print)

Date of Incorporation or Organization:

State of Principal Office:

Federal Taxpayer Identification Number: _________________________________________________________________

____________________________________________

Office Address

____________________________________________

City, State and Zip Code

____________________________________________

Telephone Number

____________________________________________

Fax Number (if available)

____________________________________________

E-Mail (if available)

[seal]	By:
Name:
Attest:		Title:
(If Entity is a Corporation)

*If Subscriber is a Registered Representative with a FINRA member firm, have the following acknowledgement signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by Rule 3050 of the FINRA Conduct Rules

ACCEPTED this ____ day of __________ 2013, on behalf of Staffing 360 Solutions, Inc.
Name of FINRA Firm

By:	By:
Name:	Name:
Title:	Title: